                                                                    Exhibit 3.11



                                     BYLAWS

                                       OF

                            HERBALIFE PRODUCTS, INC.

                                     INDEX
                                     -----

                                                                            Page
                                                                            ----
ARTICLE I - Offices                                                           1

     Section  1.   Principal Office                                           1
     Section  2.   Other Offices                                              1

ARTICLE II - Meetings of Shareholders                                         1

     Section  1.   Place of Meetings                                          1
     Section  2.   Annual Meeting                                             1
     Section  3.   Special Meetings                                           2
     Section  4.   Notice of Shareholders' Meetings                           2
     Section  5.   Manner of Giving Notice; Affidavit of Notice               3
     Section  6.   Quorum                                                     3
     Section  7.   Adjourned Meeting and Notice Thereof                       4
     Section  8.   Voting                                                     4
     Section  9.   Record Date                                                6
     Section 10.   Waiver of Notice or Consent of Absentees                   7
     Section 11.   Shareholder Action by Written Consent Without a Meeting    8
     Section 12.   Proxies                                                    9
     Section 13.   Inspectors of Election                                     9

ARTICLES III - Directors                                                     10

     Section  1.   Powers                                                    10
     Section  2.   Number and Qualification of Directors                     10
     Section  3.   Election and Term of Office                               11
     Section  4.   Removal                                                   11
     Section  5.   Vacancies                                                 12
     Section  6.   Place of Meeting                                          12
     Section  7.   Regular Meetings                                          13
     Section  8.   Special Meetings                                          13
     Section  9.   Quorum                                                    13
     Section 10.   Participation in Meetings by Conference Telephone         14
     Section 11.   Waiver of Notice                                          14
     Section 12.   Adjournment                                               14
     Section 13.   Fees and Compensation                                     14
     Section 14.   Action Without Meeting                                    14
     Section 15.   Rights of Inspection                                      14
     Section 16.   Committees                                                15

                                                                            Page

ARTICLE IV - Officers                                                        15
     Section 1.     Officers                                                 15
     Section 2.     Election                                                 16
     Section 3.     Subordinate Officers                                     16
     Section 4.     Removal and Resignation                                  16
     Section 5.     Vacancies                                                16
     Section 6.     Chairman of the Board                                    16
     Section 7.     President                                                17
     Section 8.     Vice Presidents                                          17
     Section 9.     Secretary                                                17
     Section 10.    Chief Financial Officer                                  18

ARTICLE V - Other Provisions                                                 18
     Section 1.     Inspection of Bylaws                                     18
     Section 2.     Endorsement of Documents; Contracts                      18
     Section 3.     Certificates of Stock                                    18
     Section 4.     Representation of Shares of Other Corporations           19
     Section 5.     Stock Purchase Plans                                     19
     Section 6.     Annual Report to Shareholders                            20
     Section 7.     Construction and Definitions                             20

ARTICLE VI - Indemnification                                                 20
     Section 1.     Definitions                                              20
     Section 2.     Indemnification in Actions by Third Parties              20
     Section 3.     Indemnification in Actions by or in the
                       Right of the Corporation                              21
     Section 4.     Indemnification Against Expenses                         22
     Section 5.     Required Determinations                                  22
     Section 6.     Advance of Expenses                                      22
     Section 7.     Other Indemnification                                    22
     Section 8.     Forms of Indemnification not Permitted                   22
     Section 9.     Insurance                                                23
     Section 10.    Nonapplicability to Fiduciaries of
                       Employee Benefit Plans                                23

ARTICLE VII - Emergency Provisions                                           23
     Section 1.     General                                                  23
     Section 2.     Unavailable Directors                                    24

                                                                              Page
                                                                              ----
          Section  3.    Authorized Number of Directors                         24
          Section  4.    Quorum                                                 24
          Section  5.    Creation of Emergency Committee                        24
          Section  6.    Constitution of Emergency Committee                    24
          Section  7.    Powers of Emergency Committee                          25
          Section  8.    Directors Becoming Available                           25
          Section  9.    Election of Board of Directors                         25
          Section 10.    Termination of Emergency Committee                     25

ARTICLE VIII - Amendments                                                       25

          Section  1.    Amendment by Shareholders                              25
          Section  2.    Amendment by Directors                                 26

                                     BYLAWS

                       Bylaws For The Regulation, Except
                      As Otherwise Provided By Statute Or
                        Its Articles of Incorporation Of

                            HERBALIFE PRODUCTS, INC.

                            a California corporation


                                   ARTICLE I
                                    OFFICES

     Section 1. PRINCIPAL OFFICE. The principal office of the corporation is hereby fixed and located at 1800 Century Park East, Los Angeles, California 90067.

     The Board of Directors (herein called the "Board") is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

     Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board at any place or places.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation, or at any other place within or without the State of California which may be designed either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

     Section 2.     ANNUAL MEETINGS.    The annual meetings of shareholders
shall be held on March 30, 10:00 a.m., local time, or such other date or such other time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the corporation at its principal office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. If the annual meeting shall not be held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and, in any case, not later than sixty (60) days after the date designated above, and any business transacted or election held at such meeting shall be valid as if transacted or held at the annual meeting. At such meetings directors shall be elected and any other proper business may be transacted.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Chairman of the board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be given in accordance with Section 5 of this Article II not less than ten (10) (or, if sent by third class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees intended at the time of the notice to be presented by the Board for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to a shareholder entitled to vote at the meeting at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of a majority of the shares represented and voting at a duly called meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required herein. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article) no other business may be transacted at such meeting.

     It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than forty-five
(45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 9 of this Article.

     Voting shall in all cases be subject to the provisions of Chapter 7 of the California Corporations Code and to the following provisions:

          (a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

          (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such California General Corporation Law receiver was appointed.

          (c) Subject to the provisions of Section 705 of the California Corporations Code, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

     (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of Chapter 7 of the California Corporations Code, unless the contrary is shown.

     (f) Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

     (g) Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

     (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy-holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

          (i)  If only one votes, such act binds all;

          (ii) If more than one vote, the act of the majority so voting binds all;

          (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     Subject to the following sentence and to the provisions of Section 708 of the California Corporations Code, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     Elections need not be by ballot; provided however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

     Section 9. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this
Section 9 or Section 11 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Section 10. WAIVER OF NOTICE OR CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened. Attendance at a meeting is not a waiver of any right to object to the consideration of those certain matters required to be included in the notice by
Section 4 of this Article II but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.

     Section 11. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Secretary prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval. Unless a record date for voting purposes be fixed as provided in Section 9 of this Article II, the record date for determining shareholders entitled to give consent pursuant to this Section 11 when no prior action by the Board has been taken, shall be on the day on which the first written consent is given.

     Section 12. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

     Section 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be appointed.

     The duties of such inspectors shall be as prescribed by Section 707(b) of the California Corporations Code and shall include: determining the number of shares outstanding and the voting power of each; determining the number of shares represented at the meeting and the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result of any vote; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as decision, act, or certificate of all.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of these Bylaws, and of the California Corporations Code relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

     (a) To select and remove all the other officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

     (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be one (1), until changed by a Bylaw amending this Section 2, duly adopted by the Board or by the shareholders.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

     Section 4. REMOVAL. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

     Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, subject to the following:

          (a) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

          (b) When by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so selected may be removed only by the applicable vote of the holders of the shares of that class or series.

     Any reduction of the authorized number of directors does not, by itself, remove any director prior to the expiration of such director's term of office.

     Section 5. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Vacancies on the Board, including those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

     A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the total authorized number of directors to be voted for at that meeting.

     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. If the board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 6.     PLACE OF MEETING.   Regular or special meetings of the
Board may be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

     Section 7.     REGULAR MEETINGS.   Immediately following each annual
meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

     Other regular meetings of the board shall be held without call at such time as shall from time to time be fixed by the Board. This Bylaw hereby expressly dispenses with call and notice of all regular meetings of the Board.

     Section 8.     SPECIAL MEETINGS.   Special meetings of the Board for any
purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary, or by any two directors.

     Special meetings of the Board shall be held upon four (4) days written notice by mail or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     Section 12. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 13. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

     Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

     Section 15. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

     Section 16. COMMITTEES. The Board may appoint one or more committees, each consisting of two (2) or more directors, and delegate to such committees any of the authority of the Board except with respect to the following on which the committee may make recommendations but for which Board approval is necessary:

          (a) The approval of any action for which the California Corporations Code also requires shareholders' approval or approval of the outstanding shares.

          (b) The filing of vacancies on the Board or on any committee.

          (c) The fixing of compensation of the directors for serving on the Board or on any committee.

          (d) The amendment or repeal of Bylaws or the adoption of new Bylaws.

          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

          (f) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board.

          (g) The appointment of other committees of the Board or the members thereof.

     Members and alternate members of a committee must be appointed by resolution adopted by a majority of the authorized number of directors and such committee may be designated an Executive Committee or such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.


                                   ARTICLE IV
                                    OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

     Section 2. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

     Section 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

     Section 7. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management, usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office or business office in accordance with Section 213 of the California Corporations Code.

     The Secretary shall keep, or cause to be kept, at the principal offer of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

                                   ARTICLE V
                                OTHER PROVISIONS

     Section 1. INSPECTION OF BYLAWS. The corporation shall keep in its principal office the original or a copy of these

Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during officer hours. If the principal office of the corporation is outside the State of California and the corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

     Section 2. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsement thereof executed or entered into between this corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 3. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     Except as provided in this Section no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     Section 4. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     Section 5. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

     Section 6. ANNUAL REPORT TO SHAREHOLDERS. Until such time as the corporation has more than 100 holders of record of its shares, determined as provided in Section 605 of the

California Corporations Code, the annual report to shareholders referred to in
Section 1501 of the Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.


                                   ARTICLE VI
                                INDEMNIFICATION

     Section 1. DEFINITIONS. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c).

     Section 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

      Section 3. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

            (a) In respect of any claim, issue, or matters as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

            (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

            (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

      Section 4. INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

      Section 5. REQUIRED DETERMINATIONS. Except as provided in Section 4, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 by:

            (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (b) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

     Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized by this Article.

     Section 7. OTHER INDEMNIFICATION. No provision made by the corporation to indemnify its or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     Section 8. FORMS OF INDEMNIFICATION NOT PERMITTED. No indemnification or advance shall be made under this Article, except as provided in Section 4 or
Section 5(c) in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

     Section 10. NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1. The corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California Corporations Code.

                                  ARTICLE VII
                              EMERGENCY PROVISIONS

     Section 1. GENERAL. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

     Section 2. UNAVAILABLE DIRECTORS. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

     Section 3. AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

     Section 4. QUORUM. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of the corporation to specify.

     Section 5.     CREATION OF EMERGENCY COMMITTEE.   In the event the number
of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

     Section 6.     CONSTITUTION OF EMERGENCY COMMITTEE.    The emergency
committee shall consist of all the directors remaining after eliminating those who have ceased to be directors, pursuant to Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the last record date.

     Section 7.     POWERS OF EMERGENCY COMMITTEE.    The emergency committee,
once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

     Section 8. DIRECTORS BECOMING AVAILABLE. Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

     Section 9. ELECTION OF BOARD OF DIRECTORS. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

     Section 10. TERMINATION OF EMERGENCY COMMITTEE. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board; provided, however, that any amendment changing the maximum or minimum number of directors or changing from a variable to a fixed board may only be adopted by approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, pursuant to Section 2 of Article III.

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